UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	December 13, 2017

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2017, the Board of Directors of RF Industries, Ltd. (the “Company”), adopted corporate goals for the determination of cash bonuses to be paid to the Company’s two named executive officers and to certain other officers for the 2018 fiscal year. Under the plan adopted by the Board, cash bonuses, if any, will be paid to qualified participating officers of the Company and its subsidiaries based upon (i) the achievement of specified corporate goals and (ii) a review of the subjective personal performance and contribution of each of the officers. The subjective performance of each officer will be evaluated and determined, in its sole discretion, by the Compensation Committee of the Board of Directors after consultation with the Company’ Chief Executive Officer. The corporate goals will apply to all participating officers.

The target bonus payable to participating officers will start at 15% of the recipient’s annual salary if certain minimum targets are met, but will not exceed 67% of such recipient’s 2018 base salary. Cash bonuses are based on various earnings per share targets (before payment of bonuses) for the fiscal year ending October 31, 2018. The maximum cash bonus payable to each participating officer is subject to reduction based upon the subjective performance of such participating officer (performance criteria include, for example, the development and execution of strategic plans, the operations of that officer’s business unit, the exercise of leadership by the officer, the support and development of management and other employees, and the contribution of such officer to the improvement in the Company’s overall business activities and profitability). The Board and Compensation Committee reserve the right to modify these goals, criteria and target percentage at any time, and to grant bonuses to the participants even if the performance goals are not met. In addition, the Board and Compensation Committee may modify the bonus plan targets to reflect significant change in Company’s business, including changes due to acquisitions or dispositions of businesses or product lines. The 2018 bonuses will be paid within 75 days after the end to the fiscal year to participating officers who are employed with the Company on the date of payment.

The Company’s Chief Executive Officer and Chief Financial Officer will participate in the 2018 bonus plan. Under his employment agreement, the Chief Executive Officer currently is entitled to a cash bonus of up to 50% of his annual base salary. As stated above, under the 2018 bonus plan, the maximum cash bonus payable to all participating officers, including the Chief Executive Officer, has been increased to 67% of his 2018 base salary. Accordingly, the Chief Executive Officer could receive a larger year-end bonus under the 2018 Company bonus plan than under his employment agreement if he and the Company substantially exceed the Company’s target goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2017	By: /s/ Mark Turfler Mark Turfler Chief Financial Officer